Exhibit 5.1

Jason L. Kent

T: +1 858 550 6044

jkent@cooley.com

July 29, 2015

Neurocrine Biosciences, Inc.

12780 El Camino Real

San Diego, CA 92130

Ladies and Gentlemen:

You have requested our opinion, as counsel to Neurocrine Biosciences, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of an aggregate of up to 5,170,000 shares of the Company’s Common Stock, $0.001 par value (the “Shares”), including 5,000,000 shares issuable pursuant to the Company’s 2011 Equity Incentive Plan (the “2011 Plan”) and 170,000 shares issuable pursuant to the Company’s Inducement Plan (the “Inducement Plan”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectuses, the 2011 Plan and the Inducement Plan, the Company’s Certificate of Incorporation and Bylaws, each as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the 2011 Plan or the Inducement Plan, as applicable, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Jason L. Kent
Jason L. Kent

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM